CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT is made and entered into as of the 28 day of June, 2002, by and between Critical Home Care, Inc., a Delaware corporation ("CHCI"), All Care Medical Products Corp., a New York corporation ("All Care"), and Mr. Luigi Piccione ("Consultant").

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of June 28, 2002, among CHCI, All Care and Consultant, acquired from All Care substantially all of the assets of All Care (the "Purchase Agreement");

     WHEREAS, Consultant is the Chairman and Chief Executive Officer of All Care with particular expertise regarding leasing and servicing of medical devices and supplies to the home care market; and

     WHEREAS, Critical Home Care, Inc. as partial consideration for the transactions contemplated by the Purchase Agreement, desires to obtain, and Consultant desires that Consultant provide, information, consultation, advice and other services in aid of CHCI's business, all subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, agreements and conditions contained herein, CHCI and Consultant, intending to be legally bound, agree as follows:

     1. Engagement of Consultant.

          (a) Consultant hereby agrees to be available to provide services to CHCI upon the terms and conditions set forth herein. Consultant hereby agrees to act as a consultant to and on behalf of CHCI in accordance with the terms and conditions set forth herein. Consultant and CHCI agree that Consultant will provide services to CHCI not in excess of ten percent (10%) of his business time and that Consultant will be permitted to pursue other business opportunities.

          (b) Consultant hereby agrees, to diligently and faithfully serve CHCI and to devote his reasonable best efforts, his highest talents and skills, and all necessary time and attention in providing the information, consultation and advice requested pursuant to paragraph (b) of this Section 1; provided that the Consultant shall not be required to travel outside Suffolk County.

     2. Term of Agreement. Unless terminated at an earlier date in accordance with Section 4 of this Agreement, the term of this Agreement shall commence on the date of this Agreement (the "Commencement Date") and shall end on the fifth anniversary thereof (the "Expiration Date").

     3. Payment for Services.

          (a) Consultant's Fee. In consideration of Consultant performing the services provided for in this Agreement, CHCI shall pay to Consultant, at such time and in the manner as set forth in Section 3(b) hereof, a fee of $150,000 per year (the "Consultant's Fee"). CHCI shall pay Consultant's present health insurance and disability policies.

          (b) Time of Payment. The Consultant's Fee shall be due and payable to Consultant by CHCI in monthly installments commencing on September 16, 2002.

          (c) Reimbursement of Expenses. CHCI shall not reimburse Consultant for any out-of-pocket expenses incurred by Consultant in connection with the performance of Consultant's services hereunder.

     4. Termination.

          (a) Death. This Agreement shall terminate upon the Consultant's death; notwithstanding the foregoing, in the event that the Consultant shall die prior to the fifth anniversary of the execution of this Agreement, CHCI shall pay to the estate of the Consultant the consulting fee due and payable hereunder until the fifth anniversary of the Commencement Date of this Agreement.

          (b) Termination by Default. Each of the following shall constitute, without limitation or restriction, an event of default under this Agreement, in which case, the non-defaulting party may give the other notice that this Agreement shall terminate on the date selected by the non-defaulting party and set forth in such notice (the "Termination Date"), unless cured as specified below:

               (i) If either CHCI or Consultant shall, whether by action or inaction, breach in any material respect any obligation under this Agreement, including a material failure by Consultant to perform his duties and responsibilities hereunder, and such breach is not remedied within thirty (30) days after written notice thereof from the non-defaulting party;

               (ii) If, for any reason, Consultant shall be convicted of a felony; or if Consultant shall be convicted of any other crime as a result of which his ability to perform the services described in
          Section 1 hereof is materially impaired;

               (iii) If there has been fraud, bad faith or willful misconduct on the part of Consultant in connection with the performance of Consultant's duties and responsibilities hereunder;

               (iv) If CHCI institutes proceedings relief under the United States Bankruptcy Code or any similar law, or consents to entry of an order for relief against it in any bankruptcy or insolvency proceeding or similar proceeding, or files a petition or answer or consent for reorganization or other relief under any bankruptcy act or similar law, or consents to the filing against it, of any petition for the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it, or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or fails to pay its debts as they become due or takes any action in furtherance of the foregoing; or

               (v) If Consultant breaches in any manner Section 5 hereof.

          (c) Effect of Termination. Upon termination of this Agreement, Consultant's obligation to provide services to CHCI hereunder shall terminate. Notwithstanding, CHCI shall make payment of the Consulting fees due and payable hereunder until the fifth anniversary of the Commencement Date to Consultant in lieu of a severance payment.

     5. Confidentiality.

          (a) Proprietary Information. Consultant acknowledges and agrees that during the course of the provision of Consultant's services to CHCI, Consultant may be exposed to sensitive data and information concerning the business and affairs of CHCI, including, without limitation, fabric, product and merchandise designs, and that all of such data and information, financial plans, financial results, quantity or assortment of merchandise orders or plans and inventory levels (collectively, the "Proprietary Information") are vital, sensitive, confidential and proprietary to CHCI.

          (b) Consultant's Agreement. In consideration of the Purchase Price (as defined in the Purchase Agreement) to be paid by CHCI to Consultant in connection with the transactions contemplated by the Purchase Agreement, Consultant agrees to the covenants and restrictions set forth in this
     Section 5.

          (c) Trade Secret Status. Consultant expressly acknowledges the trade secret status of the Proprietary Information and acknowledges that the Proprietary Information constitutes a protectable business interest of CHCI, and covenants and agrees that during the term of the engagement hereunder and at all times after the expiration or termination of such engagement, Consultant shall not, directly or indirectly, whether, in the case of Consultant, individually, as a director, stockholder, owner, partner, employee, principal or agent of or consultant to any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the Proprietary Information, other than in the proper performance of the duties contemplated herein during the term of the engagement hereunder. Consultant's obligations under this Section 5(e) with respect to particular Proprietary Information shall terminate only at such time (if any) as the Proprietary Information in question becomes generally known to the public other than through a breach of Consultant's obligations hereunder.

          (d) Return of Proprietary Information. Consultant acknowledges and agrees that all records or documents containing Proprietary Information prepared by Consultant or coming into his possession by virtue of the engagement are and shall remain the property of CHCI and that, upon termination or expiration of this engagement, Consultant shall return immediately to CHCI all such items in his possession, together with all copies and extracts, and will destroy all summaries thereof and any such information stored electronically on tapes, computer disks or in any other manner.

          (e) Consultant Non-Solicitation. Consultant agrees that during the term of this Agreement and for a period of two (2) years thereafter he shall not, directly or indirectly, induce or solicit (or authorize or assist in the taking of any such actions by any third party) any employee or consultant of CHCI to leave his or her business association with CHCI.

          (f) Non-Compete. Consultant agrees that during the term of this Agreement and for a period of two (2) year's thereafter he shall not, directly or indirectly, own, invest in, be employed by, consult or otherwise be affiliated with any DME company or business that competes with All Care Medical Products, or any of its subsidiaries.

          (g) Acknowledgment. Consultant acknowledges and agrees that the covenants set forth in this Section 5 and each subsection hereof are reasonable and necessary for the protection of CHCI's business interests, that irreparable injury will result to CHCI if Consultant breaches any of the terms of said covenants, and that in the event of Consultant's actual or threatened breach of any such covenants, CHCI will have no adequate remedy at law. Consultant accordingly agrees that in the event of any actual or threatened breach by Consultant of any of said covenants, CHCI shall be entitled to immediate injunctive and other equitable relief without bond and without the necessity of showing actual monetary damages. Notwithstanding the provisions of Section 8 hereof, such equitable relief may be sought in any court of competent jurisdiction. Nothing contained herein shall be construed as prohibiting CHCI from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

          (g) The provisions of this Section 5 shall survive the expiration or termination of this Agreement, and any of the arrangements contained herein, and shall be binding upon Consultant's and CHCI's corporate or personal successors and assigns.

     6. Representations and Warranties of Consultant.

     Consultant represents and warrants to CHCI that he has full legal power and authority to enter into this Agreement, perform all of his obligations hereunder and to consummate the transactions contemplated hereby.

     7. Consultant's Independence and Discretion.

          (a) Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or as agent of the others, or, as between CHCI and Consultant, as employer and employee. By virtue of the relationship described herein, Consultant's relationship to CHCI during the term of this Agreement shall only be that of an independent contractor and the Consultant shall perform all services pursuant to this Agreement as an independent contractor. The Consultant shall not provide any services under CHCI's business name and shall not present himself as an agent or employee of CHCI and shall have no authority to enter into any binding obligation on behalf of CHCI.

          (b) Subject to the terms of this Agreement, the manner, means, details or methods by which the Consultant performs his obligations under this Agreement shall be determined by Consultant subject to the reasonable satisfaction of CHCI.

     8. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration before three
(3) arbitrators selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association in the City of New York. Arbitration as provided herein shall be the exclusive means for determination of all matters as above provided, and any decision and award of the arbitrators shall be final, binding and conclusive upon the parties and such decision and award may be entered as a final judgment in any court of competent jurisdiction. Except as provided in Section 5(j) hereof, none of the parties shall institute any action or proceeding in any court of law or equity, state or federal, other than as may be necessary for purposes of enforcement of the arbitrators' decision and award hereunder.

     9. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested), by reputable overnight courier or by facsimile transmission (receipt of which is confirmed):

          (a) If to CHCI to:



                                            Attention:  General Counsel
                                                     Facsimile:

                                    with a copy to:




          (b) If to Consultant, to:

                                            Luigi Piccione
                                            15 Percy Williams Drive
                                            East Islip, NY 11730
                                            Facsimile:   (631) 277-1139

or to such other person or address as any party shall specify by notice in writing, given in accordance with this Section 9 to the other parties hereto. All such notices, requests, demands, waivers and communications shall be deemed to have been given on the date on which so hand-delivered, on the third business day following the date on which so mailed, on the next business day following the date on which delivered to such overnight courier and on the date of such facsimile transmission and confirmation, except for a notice of change of person or address, which shall be effective only upon receipt thereof.

     10. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

     11. Severability. Should any provision of this Agreement, or any part thereof, for any reason be declared invalid or unenforceable, such declaration shall not affect the validity or enforceability of any other provision of this Agreement, or any other part thereof, all of which other provisions, and parts, shall remain in full force and effect, and the application of such invalid or unenforceable provision, or such part thereof, to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

     12. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but, except as contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by CHCI, or Consultant without the prior written consent of the other parties hereto; provided, however, that CHCI may assign any or all of its rights, interests or obligations hereunder to any one or more, direct or indirect, wholly owned subsidiaries of CHCI or, provided, however, that no such assignment by CHCI or shall limit or affect CHCI's or obligations hereunder; provided, further, however, that all sums due and payable hereunder through the end of the term hereof shall (a) automatically be paid by CHCI upon the sale of substantially all or all of CHCI's assets or stock; and (b) shall constitute a secured, priority claim in the event that CHCI is liquidated or dissolved, whether through Chapter 7 of the U.S. Bankruptcy Laws or otherwise.

     13. Amendments, Modification and Waiver. This Agreement may be amended, modified or supplemented at anytime by written agreement of the parties hereto. Any failure by Consultant, on the one hand, or CHCI, on the other hand, to comply with any term or provision of this Agreement may be waived by CHCI, or Consultant, respectively, at any time by an instrument in writing signed by or on behalf of CHCI, or Consultant, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

     14. Third-Party Beneficiaries. Except as otherwise expressly provided herein, this Agreement is not intended, and shall not be deemed, to confer upon or give any person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

     15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16. Interpretation. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     17. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law thereof.






     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

CRITICAL HOME CARE, INC.

By:
     Rosemarie DePalo, President             Mr. Luigi Piccione
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